Exhibit 99.1

Pier 1 Imports, Inc. Reports Second Quarter Fiscal 2017 Financial Results

Declares Quarterly Cash Dividend

Updates Financial Guidance

FORT WORTH, Texas--(BUSINESS WIRE)--September 28, 2016--Pier 1 Imports, Inc. (NYSE:PIR) today reported financial results for the second quarter ended August 27, 2016.

Alex W. Smith, President and CEO, stated, “Our top-line results reflect soft store traffic levels throughout the second quarter, most notably in July. To drive our business, we have many initiatives currently underway which include: our return to television advertising; merchandise refreshes, including the arrival of new and fall seasonal goods; new floor sets; gift registry introduction; full implementation of our multi-tender loyalty program; and an effective and balanced promotional plan.”

Mr. Smith continued, “As we moved through August and into September, we have seen improvement in our sales and merchandise margin trends; however, we remain cautious regarding our sales outlook given that it’s early in the quarter and our biggest selling season is still ahead of us.”

“We believe our Pier 1 Imports stores and website are well positioned moving into the holidays and will demonstrate the unique Pier 1 Imports selling proposition. I know that our wonderful Pier 1 Imports associates will continue to focus on delighting our customers at every turn, highlighting our assortments and our brand.”

Mr. Smith concluded, “With our omni-channel model in place, we are confident in the programs we have underway to help drive sales, improve our supply chain efficiency, optimize our real estate portfolio and further reduce costs, which we believe will lead to greater value creation for our shareholders.”

Second Quarter Fiscal 2017 Results of Operations

Net sales for the second quarter of fiscal 2017 decreased 6.7% to $405.8 million, compared to $435.0 million in the same period last year. Company comparable sales for the quarter decreased 4.3%.

E-Commerce represented approximately 20% of net sales in the second quarter, as compared to approximately 17% of net sales in the second quarter of fiscal 2016. Taking into account e-Commerce orders placed in or picked-up in-store, approximately 90% of the Company’s second quarter fiscal 2017 net sales directly touched a store.

Gross profit for the second quarter of fiscal 2017 totaled $145.0 million, or 35.7% of net sales, compared to $154.6 million, or 35.5% of net sales, in the second quarter of fiscal 2016. Second quarter merchandise margin (the result of adding back delivery and fulfillment net costs and store occupancy costs to gross profit) totaled $229.8 million, or 56.6% of net sales, compared to $239.8 million, or 55.1% of net sales, in the second quarter of fiscal 2016. The year-over-year improvement in merchandise margin as a percentage of net sales is primarily attributable to a more balanced promotional strategy and improved operational execution within the Company’s distribution centers. For the three months ended August 27, 2016, contribution from operations (gross profit less compensation for operations and operational expenses) totaled $61.5 million, compared to $68.5 million during the same period last year.

Second quarter fiscal 2017 selling, general and administrative (“SG&A”) expenses were $135.8 million, or 33.5% of net sales, compared to $133.4 million, or 30.7% of net sales, in the year-ago period. Cost reductions across the organization were offset by planned investments in marketing, including television advertising. The following table details the breakdown of SG&A expenses for the second quarter of fiscal 2017 as compared to the same period last year (in millions).

	Three Months Ended
	August 27, 2016		August 29, 2015
	Expense	% of Sales	Expense	% of Sales

Compensation for operations	$61.5	15.1%	$63.3	14.6%
Operational expenses	22.1	5.4%	22.7	5.2%
Marketing	19.1	4.7%	16.7	3.9%
Other selling, general and administrative	33.2	8.2%	30.7	7.0%

Total selling, general and administrative	$135.8	33.5%	$133.4	30.7%

Second quarter fiscal 2017 operating loss was $4.3 million compared to operating income of $8.4 million in the same period last year. Net loss for the second quarter ended August 27, 2016, was $4.1 million, or ($0.05) per share, compared to net income of $3.2 million, or $0.04 per share, in the year-ago period. Second quarter EBITDA (earnings before interest, taxes, depreciation and amortization) was $9.5 million, compared to $20.9 million in the second quarter of fiscal 2016.

Year-to-Date Results of Operations

Net sales for the six months ended August 27, 2016, were $824.2 million, a decrease of 5.5% from the same period last year. Company comparable sales for the six months ended August 27, 2016, decreased 3.4%. For the same period, e-Commerce represented approximately 20% of net sales, compared to approximately 17% for the six months ended August 29, 2015.

Gross profit for the six months ended August 27, 2016, totaled $294.0 million, or 35.7% of net sales, compared to $324.1 million, or 37.2% of net sales for the six months ended August 29, 2015. Merchandise margin for the six months ended August 27, 2016, totaled $462.3 million, or 56.1% of net sales, compared to $492.7 million, or 56.5% of net sales for the same period last year. For the six-month period ended August 27, 2016, contribution from operations totaled $130.2 million, compared to $153.3 million during the same period last year.

SG&A expenses for the six months ended August 27, 2016, were $278.5 million, or 33.8% of net sales, compared to $277.0 million, or 31.8% of net sales during the same period a year ago. The following table details the breakdown of SG&A expenses for the six months ended August 27, 2016, as compared to the same period last year (in millions).

	Six Months Ended
	August 27, 2016		August 29, 2015
	Expense	% of Sales	Expense	% of Sales

Compensation for operations	$121.7	14.8%	$127.7	14.6%
Operational expenses	42.1	5.1%	43.1	4.9%
Marketing	47.7	5.8%	39.1	4.5%
Other selling, general and administrative	67.0	8.1%	67.1	7.7%

Total selling, general and administrative	$278.5	33.8%	$277.0	31.8%

Operating loss for the six months ended August 27, 2016 was $12.1 million, compared to operating income of $21.9 million for the six months ended August 29, 2015. EBITDA for the six months ended August 27, 2016, totaled $16.2 million, compared to $47.0 million in the year ago period.

Balance Sheet Highlights and Share Repurchase Program

As of August 27, 2016, the Company had $38.3 million of cash and cash equivalents, $196.0 million outstanding under its senior secured term loan and $20.0 million of working capital borrowings outstanding under its $350 million secured revolving credit facility. Inventories at the end of the second quarter of fiscal 2017 decreased approximately 10% to $481.3 million, compared to $533.6 million at the end of the second quarter last year.

During the second quarter ended August 27, 2016, the Company repurchased 805,000 shares of its common stock at a cost of approximately $4.5 million. The majority of these repurchases were completed in June and previously reported in the Company’s first quarter fiscal 2017 press release dated June 29, 2016. Of the Company’s $200 million share repurchase program announced in April 2014, $36.6 million remains available for repurchases.

Real Estate Optimization Initiative

During the second quarter of fiscal 2017, the Company closed six stores and opened two. The Company expects to close approximately 15 to 20 stores in fiscal 2017.

Store Statistics

	Store Count
Three Months Ended	Start	Openings	Closures	End	Relocations (1)

May 28, 2016	1,032	3	(8)	1,027	3
August 27, 2016	1,027	2	(6)	1,023	2

Fiscal 2017 Year-to-Date :	1,032	5	(14)	1,023	5

May 30, 2015	1,065	8	(10)	1,063	6
August 29, 2015	1,063	6	(16)	1,053	4

Fiscal 2016 Year-to-Date :	1,065	14	(26)	1,053	10

(1) Relocations are noted only in the period in which the new store opens.

Fiscal 2017 Second Half and Full-Year Financial Guidance

Jeffrey N. Boyer, EVP and Chief Financial Officer, stated, “Our results on the whole continue to be impacted by soft store traffic and a competitive promotional environment. As such, we are adjusting our full-year guidance - primarily to reflect changes in our expectations for top line performance. We continue to expect to see improvement within our merchandise margin as a percentage of net sales in the second half of the year, and are closely managing expenses throughout the organization. Importantly, our teams are resolutely focused on executing our holiday plans.”

The Company provided the following updated financial guidance for full-year fiscal 2017. The Company’s adjusted earnings per share guidance excludes approximately $10 million of estimated costs related to the planned departure of the Company’s Chief Executive Officer:

  Company comparable sales contraction, which includes e-Commerce, of approximately (4%) to (2%);
  Net sales contraction of approximately (6%) to (4%);
  Merchandise margin, as a percentage of sales, of approximately 56% to 57%;
  SG&A expenses of approximately $580 million to $585 million, which includes approximately $10 million of estimated costs related to the planned departure of the Company’s Chief Executive Officer;
  Depreciation of approximately $56 million;
  Earnings per share (GAAP) in the range of $0.16 to $0.24, utilizing a fully diluted share count of approximately 81 million shares;
  Adjusted earnings per share (non-GAAP) in the range of $0.24 to $0.32, utilizing a fully diluted share count of approximately 81 million shares; and
  Capital expenditures of approximately $45 million.

The Company provided the following financial guidance for the third and fourth quarters of fiscal 2017. As with the Company’s full-year financial guidance, the fiscal third and fourth quarter adjusted earnings per share guidance excludes the estimated impact of costs related to the planned departure of the Company’s Chief Executive Officer:

Guidance Metric	3rd Quarter	4th Quarter
· Comparable sales contraction (%):	(3%) to (1%)	(3%) to (1%)
· Net sales contraction (%):	(4%) to (2%)	(5%) to (3%)
· Merchandise margin (% of net sales):	Approximately 57% to 58%	Approximately 55% to 56%
· SG&A expenses:	Approximately $155 million to $160 million	Approximately $145 million to $150 million
· Marketing spend:	Approximately $33 million	Approximately $24 million
· Earnings per share (GAAP):	$0.03 to $0.09	$0.22 to $0.30
· Adjusted earnings per share (non-GAAP):	$0.09 to $0.15	$0.24 to $0.32

Declaration of Quarterly Cash Dividend

The Company announced that its Board of Directors declared a $0.07 per share quarterly cash dividend on the Company’s outstanding shares of common stock. The $0.07 quarterly cash dividend will be paid on November 2, 2016, to shareholders of record on October 19, 2016. As of September 27, 2016, approximately 83.1 million shares of the Company’s common stock were outstanding.

Shareholder Rights Plan

The Company announced in a separate press release on September 27, 2016, that the Company’s Board of Directors adopted a Shareholder Rights Protection Agreement effective September 27, 2016, and declared a dividend of one right on each outstanding share of the Company's common stock, payable to holders of record as of the close of business on October 7, 2016.

Second Quarter Fiscal 2017 Financial Results Conference Call

The Company will host a conference call to discuss second quarter fiscal 2017 financial results at 4:00 p.m. Central Time on Wednesday, September 28, 2016. Investors will be able to connect to the call through the Company’s website at Pier1.com. The conference call can be accessed by selecting “About” on the homepage and linking through the “Investor Relations” page to the “Events” page, or by dialing 1-800-498-7872, or if international, 1-706-643-0435. The conference ID number is 88750376.

A replay will be available after 7:30 p.m. Central Time for a 24-hour period and can be accessed by dialing 1-855-859-2056, or if international, 1-404-537-3406 using conference ID number 88750376.

Financial Disclosure Advisory

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (“GAAP”). This press release references non-GAAP financial measures including merchandise margin, contribution from operations, EBITDA and forward-looking adjusted earnings per share.

The Company believes that the non-GAAP financial measures included in this press release allow management and investors to understand and compare results in a more consistent manner for the three- and six-month periods ended August 27, 2016, and August 29, 2015. Non-GAAP financial measures should be considered supplemental and not a substitute for the Company’s results reported in accordance with GAAP for the periods presented.

Merchandise margin represents the result of adding back delivery and fulfillment net costs and store occupancy costs to gross profit. Contribution from operations represents gross profit less compensation for operations (which includes store and customer service payroll) and operational expenses. EBITDA represents earnings before interest, taxes, depreciation and amortization. Management believes merchandise margin, contribution from operations and EBITDA are meaningful indicators of the Company’s performance which provide useful information to investors regarding its financial condition and results of operations. Management uses merchandise margin, contribution from operations and EBITDA, together with financial measures prepared in accordance with GAAP, to assess the Company’s operating performance, to enhance its understanding of core operating performance and to compare the Company’s operating performance to other retailers. These non-GAAP financial measures should not be considered in isolation or used as an alternative to GAAP financial measures and do not purport to be an alternative to net income (loss) or gross profit as a measure of operating performance. A reconciliation of net income (loss) to EBITDA to contribution from operations to merchandise margin is shown below for the periods indicated (in millions).

		Three Months Ended				Six Months Ended
		August 27, 2016		August 29, 2015		August 27, 2016		August 29, 2015
		$ Amount	% of Sales	$ Amount	% of Sales	$ Amount	% of Sales	$ Amount	% of Sales

Merchandise margin (non-GAAP)		$229.8	56.6%	$239.8	55.1%	$462.3	56.1%	$492.7	56.5%

Less:	Delivery and fulfillment net costs	10.6	2.6%	9.6	2.2%	21.4	2.6%	18.4	2.1%
	Store occupancy costs	74.2	18.3%	75.6	17.4%	146.9	17.8%	150.2	17.2%

Gross profit (GAAP)		145.0	35.7%	154.6	35.5%	294.0	35.7%	324.1	37.2%

Less:	Compensation for operations	61.5	15.1%	63.3	14.6%	121.7	14.8%	127.7	14.6%
	Operational expenses	22.1	5.4%	22.7	5.2%	42.1	5.1%	43.1	4.9%

Contribution from operations (non-GAAP)		61.5	15.2%	68.5	15.7%	130.2	15.8%	153.3	17.6%

Less:	Other nonoperating (income) expense	(0.2)	0.0%	0.2	0.1%	(0.7)	(0.1%)	0.1	0.0%
	Marketing and other SG&A	52.2	12.9%	47.4	10.9%	114.7	13.9%	106.2	12.2%

EBITDA (non-GAAP)		9.5	2.3%	20.9	4.8%	16.2	2.0%	47.0	5.4%

Less:	Income tax provision (benefit)	(2.8)	(0.7%)	2.0	0.5%	(6.9)	(0.9%)	6.0	0.6%
	Interest expense, net	2.8	0.7%	3.0	0.7%	5.6	0.7%	5.9	0.7%
	Depreciation	13.6	3.3%	12.8	2.9%	27.6	3.4%	25.1	2.9%

Net income (loss) (GAAP)		$(4.1)	(1.0%)	$3.2	0.7%	$(10.1)	(1.2%)	$10.0	1.2%

This press release also references adjusted earnings per share, which excludes the impact of severance and other charges related to the planned departure of the Company’s Chief Executive Officer in fiscal 2017. Management believes this non-GAAP financial measure is useful in comparing the Company’s year-over-year operating performance.

Except for historical information contained herein, the statements in this press release or otherwise made by our management in connection with the subject matter of this press release are forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) and involve risks and uncertainties and are subject to change based on various important factors. This press release includes forward-looking statements that are based on management’s current estimates or expectations of future events or future results. These statements are not historical in nature and can generally be identified by such words as “believe,” “expect,” “estimate,” “anticipate,” “plan,” “may,” “will,” “intend” and similar expressions. Management’s expectations and assumptions regarding future results are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements included in this press release. These risks and uncertainties include, but are not limited to, the effectiveness of the Company’s marketing campaigns and customer databases, consumer spending patterns, inventory levels and values, the Company’s ability to implement planned cost control measures, expected benefits from the real estate optimization initiative, including cost savings and increases in efficiency, changes in foreign currency values relative to the U.S. Dollar and the Company’s ability to retain a new CEO. These and other factors that could cause results to differ materially from those described in the forward-looking statements contained in this press release can be found in the Company’s Annual Report on Form 10-K and in other filings with the SEC. Refer to the Company’s most recent SEC filings for any updates concerning these and other risks and uncertainties that may affect the Company’s operations and performance. Undue reliance should not be placed on forward-looking statements, which are only current as of the date they are made. The Company assumes no obligation to update or revise its forward-looking statements.

Pier 1 Imports, Inc. is the original global importer of home décor and furniture. Information about the Company is available on www.pier1.com.

Pier 1 Imports, Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands except per share amounts)
(unaudited)

	Three Months Ended
	August 27,	% of	August 29,	% of
	2016	Sales	2015	Sales

Net sales	$405,823	100.0%	$434,992	100.0%

Cost of sales	260,787	64.3%	280,438	64.5%

Gross profit	145,036	35.7%	154,554	35.5%

Selling, general and administrative expenses	135,777	33.5%	133,415	30.7%
Depreciation	13,598	3.3%	12,754	2.9%

Operating income (loss)	(4,339)	(1.1%)	8,385	1.9%

Nonoperating (income) and expenses:
Interest, investment income and other	(458)		106
Interest expense	3,017		3,091
	2,559	0.6%	3,197	0.7%

Income (loss) before income taxes	(6,898)	(1.7%)	5,188	1.2%
Income tax provision (benefit)	(2,829)	(0.7%)	2,022	0.5%

Net income (loss)	$(4,069)	(1.0%)	$3,166	0.7%

Earnings (loss) per share:
Basic	$(0.05)		$0.04

Diluted	$(0.05)		$0.04

Dividends declared per share:	$0.07		$0.07

Average shares outstanding during period:
Basic	80,437		86,038

Diluted	80,437		86,717

Pier 1 Imports, Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands except per share amounts)
(unaudited)

	Six Months Ended
	August 27,	% of	August 29,	% of
	2016	Sales	2015	Sales

Net sales	$824,193	100.0%	$871,858	100.0%

Cost of sales	530,190	64.3%	547,765	62.8%

Gross profit	294,003	35.7%	324,093	37.2%

Selling, general and administrative expenses	278,501	33.8%	277,002	31.8%
Depreciation	27,649	3.4%	25,148	2.9%

Operating income (loss)	(12,147)	(1.5%)	21,943	2.5%

Nonoperating (income) and expenses:
Interest, investment income and other	(1,239)		(173)
Interest expense	6,064		6,099
	4,825	0.6%	5,926	0.7%

Income (loss) before income taxes	(16,972)	(2.1%)	16,017	1.8%
Income tax provision (benefit)	(6,883)	(0.9%)	5,977	0.6%

Net income (loss)	$(10,089)	(1.2%)	$10,040	1.2%

Earnings (loss) per share:
Basic	$(0.12)		$0.12

Diluted	$(0.12)		$0.11

Dividends declared per share:	$0.14		$0.14

Average shares outstanding during period:
Basic	81,050		87,167

Diluted	81,050		87,869

Pier 1 Imports, Inc.

CONSOLIDATED BALANCE SHEETS
(in thousands except share amounts)
(unaudited)

	August 27,	February 27,	August 29,
	2016	2016	2015
ASSETS

Current assets:
Cash and cash equivalents, including temporary investments
of $34,420, $110,413 and $36,979, respectively	$38,339	$115,221	$41,114
Accounts receivable, net	20,760	22,639	25,583
Inventories	481,297	405,859	533,614
Prepaid expenses and other current assets	43,555	31,175	35,624
Total current assets	583,951	574,894	635,935

Properties and equipment, net of accumulated depreciation
of $506,160, $481,758 and $463,835, respectively	195,672	207,633	212,048
Other noncurrent assets	35,773	36,664	39,192
	$815,396	$819,191	$887,175

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable	$82,198	$72,570	$89,707
Gift cards and other deferred revenue	59,983	64,081	60,356
Borrowings under revolving line of credit	20,000	-	60,000
Accrued income taxes payable	54	6,324	995
Current portion of long-term debt	2,000	2,000	2,000
Other accrued liabilities	103,509	101,712	100,976
Total current liabilities	267,744	246,687	314,034

Long-term debt	199,667	200,255	200,841
Other noncurrent liabilities	89,975	87,492	84,073

Shareholders' equity:
Common stock, $0.001 par, 500,000,000 shares authorized,
125,232,000 issued	125	125	125
Paid-in capital	187,779	211,019	206,823
Retained earnings	708,171	729,537	711,460
Cumulative other comprehensive loss	(8,304)	(10,637)	(11,367)
Less -- 41,910,000, 41,760,000 and 38,185,000
common shares in treasury, at cost, respectively	(629,761)	(645,287)	(618,814)
Total shareholders' equity	258,010	284,757	288,227
	$815,396	$819,191	$887,175

Pier 1 Imports, Inc.

CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Six Months Ended
	August 27,	August 29,
	2016	2015

Cash flows from operating activities:
Net income (loss)	$(10,089)	$10,040
Adjustments to reconcile to net cash used in
operating activities:
Depreciation	30,457	27,495
Stock-based compensation expense	2,778	3,405
Deferred compensation, net	2,885	2,909
Deferred income taxes	(1,586)	27
Excess tax benefit from stock-based awards	-	(558)
Amortization of deferred gains	(536)	(1,370)
Other	3,935	311
Changes in cash from:
Inventories	(75,438)	(54,771)
Prepaid expenses and other assets	(9,430)	13,668
Accounts payable and other liabilities	9,689	(21,037)
Accrued income taxes payable, net of payments	(6,270)	(12,465)
Net cash used in operating activities	(53,605)	(32,346)

Cash flows from investing activities:
Capital expenditures	(22,781)	(26,065)
Proceeds from disposition of properties	49	16
Proceeds from sale of restricted investments	1,913	8,615
Purchase of restricted investments	(765)	(8,177)
Net cash used in investing activities	(21,584)	(25,611)

Cash flows from financing activities:
Cash dividends	(11,277)	(12,155)
Purchases of treasury stock	(10,566)	(50,000)
Proceeds from stock options exercised,
stock purchase plan and other, net	1,150	1,604
Excess tax benefit from stock-based awards	-	558
Repayments of long-term debt	(1,000)	(1,000)
Borrowings under revolving line of credit	23,000	63,000
Repayments of borrowings under revolving line of credit	(3,000)	(3,000)
Net cash used in financing activities	(1,693)	(993)

Change in cash and cash equivalents	(76,882)	(58,950)

Cash and cash equivalents at beginning of period	115,221	100,064

Cash and cash equivalents at end of period	$38,339	$41,114

CONTACT:
Pier 1 Imports, Inc.
Investor Relations
Bryan Hanley, 817-252-6083